                                                                      EXHIBIT 21

                               G&L Realty Corp.
                             List of Subsidiaries
                          Annual Report on Form 10-K
                               December 31, 1997


1.  AV Medical Associates, LLC, a California limited liability company
2.  G&L Hampden, Inc., a Delaware corporation
3.  G&L Hampden, LLC a Delaware limited liability company
4.  G&L Realty Partnership, L.P., a Delaware limited partnership
5.  G&L Realty Financing II, Inc., a Delaware corporation
6.  G&L Realty Financing Partnership II, L.P., a Delaware limited partnership
7.  G&L Medical, Inc., a Delaware corporation
8.  G&L Gardens, LLC, an Arizona limited liability company
9.  G&L Management Delaware Corp., a Delaware corporation
10. G&L Senior Care, Inc., a Delaware corporation
11. G&L Medical Partnership, L.P., a Delaware limited partnership
12. GLN Capital Co. LLC, a Delaware limited liability company
13. GL/PHP, LLC a Delaware limited liability company
14. Theme World, L.P., a New Jersey limited partnership
15. Valley Convalescent, LLC, a California limited liability company
16. 435 N. Roxbury Drive, Ltd., a California limited partnership
17. G&L/M&Z Aliso Partners, a California general partnership